UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

HORIZON FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Washington	0-27062	91-1695422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Cornwall Avenue, Bellingham, Washington		98225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code): (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 22, 2008, Horizon Financial Corp. (“Company”) announced that its Board of Directors has determined to suspend the payment of dividends on the Company’s common stock.  A copy of the press release announcing the dividend suspension is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1           Press release of Horizon Financial Corp. dated December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HORIZON FINANCIAL CORP.

Date: December 22, 2008	By:	/s/Richard P. Jacobson
Richard P. Jacobson
Chief Executive Officer

Exhibit 99.1

Press Release dated December 22, 2008

CONTACTS: V. Lawrence Evans, Chairman Rich Jacobson, CEO Dennis Joines, President & COO 360.733.3050	NEWS RELEASE

Horizon Financial Corp. Suspends Quarterly Cash Dividend;

Remains Well-Capitalized and Schedules Conference Call for FY3Q09

BELLINGHAM, Wash., Dec. 22, 2008  -- Horizon Financial Corp. (NasdaqGS:HRZB) today announced its Board of Directors decided to suspend the quarterly cash dividend previously paid on shares of its common stock.

``Due to the current uncertainty in our markets, we believe it is prudent to preserve capital by suspending the cash dividend payment,'' said Rich Jacobson, CEO. ``We will re-evaluate our cash dividend policy in the future to determine when it might be appropriate to resume paying dividends.''

At September 30, 2008, Horizon was well-capitalized with a Total Risked Based Capital ratio of 10.35%, which remains above the regulatory threshold of 10% for a well capitalized rating, and solidly above the 8% adequate capitalized threshold.

Conference Call Information

Horizon will also release its fiscal 2009 third quarter results before the market opens on January 29, 2009, and will host a conference call at 1:30 p.m. PST (4:30 pm EST) to discuss the quarterly results. The live call can be accessed by dialing (303) 262-2130 or on the web at http://www.horizonbank.com. The replay, which will be available for a month beginning shortly after the call concludes, can be heard at (303) 590-3000 using access code 11120602# or on the web at http://www.horizonbank.com.

Horizon Financial Corp. is a $1.45 billion, state-chartered bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 19 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce counties, Washington.

Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs, results of examinations by our banking regulators, our ability to manage loan delinquency rates, the ability to successfully expand existing relationships, deposit pricing and the ability to gather low-cost deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's filings with the Securities and Exchange Commission (``SEC''). Accordingly, undue reliance should not be placed on forward-looking statements. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Investors are encouraged to read the SEC report of Horizon, particularly its Form 10-K for the fiscal year ended March 31, 2008, for meaningful cautionary language discussion why actual results may vary from those anticipated by management.

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